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                                                                      Exhibit 21

                       SUBSIDIARIES OF LA QUINTA INNS, INC.
                                  ("THE COMPANY")
                                AS OF MARCH 3, 1994

The Company has four (4) active wholly-owned corporate subsidiaries which are:

1.   La Quinta Financial Corporation, a Texas corporation;
2.   La Quinta Realty Corp., a Texas corporation;
3.   La Quinta Investments, Inc., a Delaware corporation; and
4.   LQI Acquisition Corporation, a Delaware corporation.


The following are unincorporated partnerships and joint ventures (general and limited partnerships) of the Company as of March 3, 1994.


                                                       Percentage of
                                                       Ownership of
                    Entity                             the Company
                    ------                             -------------
La Quinta Development Partners, L.P.                        40.0%
LQ CIGNA I                                                   1.0%
LQ CIGNA II                                                  1.0%
La Quinta-Dallas Central Expressway, Ltd.                   64.8%
La Quinta-Austin Motor Hotel, Ltd.                          66.7%
La Quinta-Houston I.H. 10, Ltd.                             50.0%
La Quinta-San Antonio South Joint Venture                   50.0%
LQ Motor Inn Venture-Austin No. 530                         50.0%
La Quinta-Wichita, Kansas No. 532, Ltd.                     50.0%
LQ-West Bank Joint Venture-1982                             60.0%
LQ-Baton Rouge Joint Venture                                80.0%
San Antonio Main Avenue Motel, Ltd.                         66.7%
LQ-LNL Limited Partnership                                   100%
LQM Operating Partners, L.P.                                 100%
La Quinta Denver-Peoria Street, Ltd.                         100%
LQ-Big Apple Joint Venture                                   100%
LQ-East Irvine Joint Venture                                 100%
La Quinta Motor Inns Limited Partnership                     100%


The Company is the sole general partner or managing partner of all of the partnerships listed above.